Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports First Quarter 2024 Financial Results

•	Reports first quarter revenue of $151 million

•	Increased new modalities revenue by 16% year-over-year

•	Increased Filtration (non-COVID) revenue by 12% year-over-year

•	Achieved a nine-month book-to-bill ratio of 1.03

WALTHAM, Mass., May 1, 2024 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its first quarter (Q1) of 2024, covering the three-month period ended March 31, 2024. The company also reiterated its financial guidance for the full year 2024.

Tony J. Hunt, Chief Executive Officer of Repligen said, “We delivered a solid first quarter, with revenue of $151 million and are on track to achieving our first half sales target of $300 to $310 million. For the quarter, our book-to-bill ratio was 0.99 and over the past nine months we achieved a book-to-bill of 1.03; indicative that our markets are recovering, albeit slowly. On a franchise level, our Filtration franchise excluding COVID delivered double-digit revenue growth, both sequentially and year-over-year. Our latest acquisition – Metenova – continued to achieve both revenue and orders targets. We also saw continued strength from new modality customers who are scaling up with our technologies. All in, we’re pleased with our first quarter performance and we are holding our adjusted 2024 financial guidance, continuing to expect that orders will pick up during the second half of the year.”

Q1 2024 BUSINESS HIGHLIGHTS

•

Launched KrosFlo® RS10, our latest bench scale TFF system featuring end-to-end automation. This single-use solution for low volume manufacturing is ideally suited for our customers’ production of new modalities, including cell and gene therapies.

•

Completed the development of customizable 2D and 3D bags, fabricated with new proprietary film. This achievement supports our Fluid Management portfolio and ties to Metenova’s single-use mixing technology.

•	Recognized over $5 million in revenue from our October 2023 acquisition of Metenova AB, in line with our first quarter expectations for this mixing and drive train technology innovator.

FINANCIAL PERFORMANCE

Q1 2024 FINANCIAL PERFORMANCE (compared to prior year, Q1 2023)

All Adjusted figures are non-GAAP

•

Total reported revenue was $151.3 million compared to $182.7 million. The decline is primarily driven by $23 million of COVID-related revenue in the prior year that has not repeated, and the anticipated decline in Proteins revenue.

•	GAAP gross profit was $75.0 million compared to $100.8 million. Adjusted gross profit was $73.6 million compared to $100.8 million.

•	GAAP income from operations was $2.0 million, compared to $31.3 million. Adjusted income from operations was $11.8 million, compared to $40.9 million.

•	GAAP net income (GAAP) was $2.1 million, compared to $28.8 million. Adjusted net income was $15.8 million compared to $36.3 million.

•	GAAP earnings per share was $0.04 on a fully diluted basis, compared to $0.51. Adjusted earnings per share was $0.28 on a fully diluted basis, compared to $0.64.

MARGIN SUMMARY

GAAP Margins	Q1 2024	Q1 2023
Gross Margin	49.5%	55.2%
Operating (EBIT) Margin	1.3%	17.1%

Adjusted (non-GAAP) Margins	Q1 2024	Q1 2023
Gross Margin	48.6%	55.2%
Operating (EBIT) Margin	7.8%	22.4%
EBITDA Margin	13.4%	26.7%

Cash, cash equivalents and short-term investments at March 31, 2024, were $780.6 million, compared to $751.3 million at December 31, 2023.

FINANCIAL GUIDANCE FOR FISCAL YEAR (FY) 2024

All Adjusted figures are non-GAAP

Our Adjusted financial guidance is unchanged from our previous guidance at February 21, 2024. Our financial guidance for the fiscal year 2024 is based on expectations for our existing business. Our GAAP and Adjusted guidance includes the expected impact of businesses acquired in 2023 (FlexBiosys and Metenova) and excludes the impact of any potential business acquisitions in 2024, and future fluctuations in foreign currency exchange rates.

CURRENT GUIDANCE (at May 1, 2024)
FY 2024	GAAP	Adjusted (non-GAAP)
Total Reported Revenue	$620M - $650M	$620M - $650M
Year-over-Year Change	(3%) - 2%	(3%) - 2%
Base Revenue Growth	—	(1%) - 4%
Gross Margin	49% - 50%	49% - 50%
Income from Operations	$38.5M - $43.5M	$83M - $88M
Operating Margin	6% - 7%	13% - 14%
Other Income (Expense)	($1M) - $0	$18M - $19M
Adjusted EBITDA Margin	—	18% - 19%
Tax Rate on Pre-Tax Income	23%	21%
Net Income	$28.5M - $32.5M	$80M - $84M
Earnings Per Share - Diluted	$0.51 - $0.58	$1.42 - $1.49

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, May 1, 2024, at 8:30 a.m. ET, to discuss first quarter 2024 financial results, corporate developments and financial guidance for the year 2024. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 3623615.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following Adjusted (non-GAAP) measures of financial performance are included in this release: book-to-bill ratios, base business revenue growth, adjusted gross profit, adjusted gross margin and adjusted operating margin; adjusted cost of goods sold; adjusted R&D expense; adjusted SG&A expense; adjusted pre-tax income; adjusted income from operations; adjusted net income; adjusted earnings per share-diluted; adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. The Company provides base revenue and base revenue growth rates, which exclude COVID-related revenue, and the impact of acquisition revenue for current year periods that have no prior year comparables, to facilitate a comparison of its current revenue performance. The Company provides the impact of foreign currency translation, to enable determination of revenue growth rates at constant currency, which exclude the impact of foreign currency translation, in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate the impact of foreign currency translation, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs; restructuring charges including the costs of severance; inventory adjustments and accelerated depreciation among other charges; contingent consideration related to the Company’s acquisitions; intangible amortization costs; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; and, the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

NOTE:

All reconciliations of above GAAP figures (reported or guidance) to adjusted (non-GAAP) figures are detailed in the tables included later in this press release. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

Forward-Looking Statement

This release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this release which are not strictly historical statements, including, among others; any express or implied statements or guidance regarding current or future financial performance and position, including our year 2024 financial guidance and related assumptions; expected demand in the markets in which we operate (including the belief that such markets will improve and the impact of such improvement on our business); the expected performance of our business; planned efficiencies and results from our restructuring and rebalancing activities; the expected performance and success of our strategic partnerships and integration of our acquired businesses, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, risks associated with our restructuring activities and our ability to successfully rebalance our organization; our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds, including to achieve our adjusted 2024 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses (including Metenova and FlexBiosys) into our business and achieve the expected benefits of such acquisitions; that demand for our products could continue to decline, which could adversely impact our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; and other risks detailed in Repligen’s filings with the U.S. Securities and Exchange Commission (the Commission), including Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequently filed reports with the Commission, including our Quarterly Reports on Form 10-Q and current reports on Form 8-K. Actual results may differ materially from those Repligen contemplated by these forward-looking statements; therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue:
Product revenue	$151,310	$182,621
Royalty and other revenue	36	39

Total revenue	151,346	182,660
Costs and expenses:
Cost of goods sold	76,391	81,845
Research and development	11,238	12,154
Selling, general and administrative	61,686	56,170
Contingent consideration	—	1,235

	149,315	151,404

Income from operations	2,031	31,256
Investment income	8,993	5,486
Interest expense	(4,891)	(270)
Amortization of debt issuance costs	(483)	(457)
Other (expenses) income, net	(3,536)	77

Income before income taxes	2,114	36,092
Income tax provision	20	7,263

Net income	$2,094	$28,829

Earnings per share:
Basic	$0.04	$0.52

Diluted	$0.04	$0.51

Weighted average shares outstanding:
Basic	55,791,289	55,590,270

Diluted	56,531,476	57,049,079

	March 31, 2024	December 31, 2023
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$780,617	$751,323
Working capital	954,703	952,881
Total assets	2,849,269	2,824,411
Long-term obligations	700,353	695,046
Accumulated earnings	440,943	438,849
Stockholders’ equity	1,970,601	1,971,203

REPLIGEN CORPORATION

RECONCILIATIONS OF GAAP to Non-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands, except percentage and earnings per share data)

In all tables below, totals may not add due to rounding

Reconciliation of Reported Revenue (GAAP) Growth to Organic Revenue Growth (Non-GAAP)

	Three Months Ended March 31,
	2024	2023
TOTAL REPORTED REVENUE (GAAP) GROWTH	(17%)	(12%)
Acquisition revenue	(3%)	0%
Currency exchange	1%	3%

ORGANIC REVENUE GROWTH (NON-GAAP)	(20%)	(9%)

Reconciliation of Total Revenue (GAAP) to Base Revenue (Non-GAAP)

	Three Months Ended March 31,		% Change 2024 v 2023
	2024	2023 (2)
TOTAL REPORTED REVENUE (GAAP)	$151,346	$182,660	(17%)
COVID-related revenue	—	(22,882)	—
Acquisition revenue	(6,234)	—	—

BASE REVENUE (NON-GAAP) (1)	$145,112	$159,778	(9%)

Reconciliation of Income from Operations (GAAP) to Adjusted Income from Operations (Non-GAAP)

	Three Months Ended March 31,
	2024	2023
INCOME FROM OPERATIONS (GAAP)	$2,031	$31,256

ADJUSTMENTS TO INCOME FROM OPERATIONS (GAAP):
Acquisition and integration costs	1,755	1,037
Restructuring(3)	(584)	—
Contingent consideration	—	1,235
Intangible amortization	8,599	7,324

ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$11,801	$40,852

OPERATING (EBIT) MARGIN	1.3%	17.1%
ADJUSTED OPERATING (EBIT) MARGIN	7.8%	22.4%

Reconciliation of Net Income (GAAP) to Adjusted Net Income (Non-GAAP)

	Three Months Ended March 31,
	2024	2023
NET INCOME (GAAP)	$2,094	$28,829

ADJUSTMENTS TO NET INCOME (GAAP):
Acquisition and integration costs	1,755	1,037
Restructuring(3)	(584)	—
Contingent consideration	—	1,235
Intangible amortization	8,599	7,324
Non-cash interest expense	3,326	—
Amortization of debt issuance costs	483	457
Foreign currency impact of certain intercompany loans (4)	3,787	—
Tax effect of non-GAAP charges	(3,628)	(2,583)

ADJUSTED NET INCOME (NON-GAAP)	$15,832	$36,299

Reconciliation of Earnings Per Share (GAAP) to Adjusted Earnings Per Share (Non-GAAP)

	Three Months Ended March 31,
	2024	2023
EARNINGS PER SHARE (GAAP) - DILUTED	$0.04	$0.51

ADJUSTMENTS TO EARNINGS PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.03	0.02
Restructuring(3)	(0.01)	—
Contingent consideration	—	0.02
Intangible amortization	0.15	0.13
Non-cash interest expense	0.06	—
Amortization of debt issuance costs	0.01	0.01
Foreign currency impact of certain intercompany loans (4)	0.07	—
Tax effect of non-GAAP charges	(0.06)	(0.05)

ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$0.28	$0.64

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended March 31,
	2024	2023
NET INCOME (GAAP)	$2,094	$28,829

ADJUSTMENTS:
Investment income	(8,993)	(5,486)
Interest expense	4,891	270
Amortization of debt issuance costs	483	457
Income tax provision	20	7,263
Depreciation	8,164	7,901
Intangible amortization(5)	8,627	7,351

EBITDA	15,286	46,585

OTHER ADJUSTMENTS:
Acquisition and integration costs	1,755	1,037
Restructuring (3)(6)	(603)	—
Contingent consideration	—	1,235
Foreign currency impact of certain intercompany loans (4)	3,787	—

ADJUSTED EBITDA (NON-GAAP)	$20,225	$48,857

ADJUSTED EBITDA MARGIN	13.4%	26.7%

Reconciliation of Cost of Goods Sold (GAAP) to Adjusted Cost of Goods Sold (Non-GAAP)

	Three Months Ended March 31,
	2024	2023
COST OF GOODS SOLD (GAAP)	$76,391	$81,845

ADJUSTMENT TO COST OF GOODS SOLD (GAAP):
Acquisition and integration costs	(66)	11
Restructuring(3)	1,448	—

ADJUSTED COST OF GOODS SOLD (NON-GAAP)	$77,773	$81,856

GROSS MARGIN (GAAP)	49.5%	55.2%
ADJUSTED GROSS MARGIN (NON-GAAP)	48.6%	55.2%

Reconciliation of R&D Expense (GAAP) to Adjusted R&D Expense (Non-GAAP)

	Three Months Ended March 31,
	2024	2023
R&D EXPENSE (GAAP)	$11,238	$12,154

ADJUSTMENT TO R&D EXPENSE (GAAP):
Acquisition and integration costs	(53)	22
Restructuring(3)	(165)	—

ADJUSTED R&D EXPENSE (NON-GAAP)	$11,020	$12,176

Reconciliation of SG&A Expense (GAAP) to Adjusted SG&A Expense (Non-GAAP)

	Three Months Ended March 31,
	2024	2023
SG&A EXPENSE (GAAP)	$61,686	$56,170

ADJUSTMENTS TO SG&A EXPENSE (GAAP):
Acquisition and integration costs	(1,635)	(1,070)
Restructuring(3)	(699)	—
Intangible amortization	(8,599)	(7,324)

ADJUSTED SG&A EXPENSE (NON-GAAP)	$50,753	$47,776

Reconciliation of Net Income (GAAP) Guidance to Adjusted Net Income (Non-GAAP) Guidance

	Twelve months ending December 31, 2024
	Low End	High End
GUIDANCE ON NET INCOME (GAAP)	$28,500	$32,500
ADJUSTMENTS TO GUIDANCE ON NET INCOME (GAAP):
Acquisition and integration costs	3,818	3,818
Restructuring	1,647	1,647
Contingent consideration	4,500	4,500
Anticipated pre-tax amortization of acquisition-related intangible assets	34,555	34,555
Non-cash interest expense	13,745	13,745
Amortization of debt issuance costs	1,843	1,843
Foreign currency impact	3,787	3,787
Tax effect of non-GAAP charges	(12,456)	(12,456)
Guidance rounding adjustment	61	61

GUIDANCE ON ADJUSTED NET INCOME (NON-GAAP)	$80,000	$84,000

Reconciliation of Earnings Per Share (GAAP) Guidance to Adjusted Earnings Per Share (Non-GAAP) Guidance

	Twelve months ending December 31, 2024
	Low End	High End
GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED	$0.51	$0.58
ADJUSTMENTS TO GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.07	0.07
Restructuring	0.03	0.03
Contingent consideration	0.08	0.08
Anticipated pre-tax amortization of acquisition-related intangible assets	0.61	0.61
Non-cash interest expense	0.24	0.24
Amortization of debt issuance costs	0.03	0.03
Foreign currency impact	0.07	0.07
Tax effect of non-GAAP charges	(0.22)	(0.22)
Guidance rounding adjustment	0.00	0.00

GUIDANCE ON ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$1.42	$1.49

FOOTNOTES FOR ALL TABLES ABOVE (amounts in thousands):

(1)	Base revenue (Non-GAAP) excludes COVID-related revenue and excludes acquisition-related revenue contribution in current period for which there was no prior year comparable.
(2)	Prior year acquisition revenue moved to “Base” for current year vs. prior year comparative purposes.
(3)

In July 2023, we began restructuring activities to simplify and streamline our organization and strengthen the overall effectiveness of our operations. The Company continued further restructuring activities during the three months ended March 31, 2024 including severance, employee-related and facility exit costs. Included in cost of goods sold is a $2,007 benefit received based on the sale of inventory that had previously been reserved as part of the restructuring plan.

(4)

During the first quarter of 2024 we recorded foreign currency losses on certain intercompany loans of $3,787. The impact was recorded to the Other (expenses) income, net line item within the Condensed Consolidated Statements of Operations.

(5)	Includes amortization of milestone payments in accordance with GAAP of $28 for the three months ended March 31, 2024 and 2023.
(6)	Excludes $19 of accelerated depreciation related to the restructuring plan for the three months ended March 31, 2024. This amount is included in the depreciation line item of this table.

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